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                           TRANSITIONAL SERVICES AGREEMENT


    This Transitional Services Agreement (this "Agreement") is made as of this ___ day of August 1997 between Price Enterprises, Inc., a Delaware corporation ("PEI"), and PriceSmart, Inc., a Delaware corporation ("PriceSmart").

                                       RECITALS

    WHEREAS, pursuant to a Distribution Agreement dated as of August __, 1997, (the "Distribution Agreement") between PEI and PriceSmart, PEI will separate its real estate business and its merchandising businesses (the "Spin-off") by way of
(i) transfers of the merchandising businesses operated through PEI's subsidiaries (the "Merchandising Businesses"), certain real properties held for sale (the "Unsold Properties"), notes receivable from various municipalities and agencies (the "City Notes") and secured notes receivable from buyers of properties formerly owned by PEI (the "Other Notes," and together with the Other Notes, the "Notes"), all cash balances of PEI, except for approximately $40 million in cash, and all other assets and liabilities of PEI not specifically associated with PEI's core real estate business (collectively, the "PriceSmart Business") to PriceSmart; (ii) a distribution by PriceSmart of all of the outstanding shares of common stock, par value $.0001 per share, of PriceSmart (the "PriceSmart Common Stock") to PEI; and (iii) a special dividend by PEI to the stockholders of record of PEI's common stock, consisting of the distribution on a one-for-four basis, of all of the outstanding shares of PriceSmart Common Stock (the "Distribution"); and

         WHEREAS, a condition of the closing of the transactions contemplated by the Distribution Agreement is that PEI and PriceSmart enter into, among other things, a transitional services agreement pursuant to which PEI shall provide certain services to PriceSmart and PriceSmart shall provide certain services to PEI.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

    1. SERVICES. PEI and PriceSmart hereby agree, subject to Section 6 below, to cause their respective employees and to use their respective assets to provide certain services to the other, including without limitation cash management services, certain accounting services, litigation management and any other similar services that PEI or PriceSmart may request. Notwithstanding the foregoing, all real estate services to be provided hereafter by PEI to PriceSmart pursuant to a separate Asset Management and Disposition Agreement of even date herewith shall be subject to the terms of such separate agreement and not to this Agreement. Nothing contained herein shall be deemed to restrict either party to this Agreement from procuring any of the services to be provided hereunder from outside vendors or from developing an in-house capability to provide such services internally.

    2. CHARGES FOR SERVICES. The charge for each service to be provided hereunder shall be equal to the cost (which shall include indirect costs as well as direct out of pocket expenses) of providing such service. The cost of providing a service shall be determined in good faith by the party to provide such service (the "providing party"). Prior to providing a service, the providing party shall give an estimate of the cost thereof to the other party, so that the other party shall have the opportunity to decide whether to accept such service before it is performed.
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    3. INVOICE AND PAYMENT.  Each party shall invoice the other once each month for the services performed during the prior month and each party shall pay the other for such services not later than ten (10) days from the receipt of invoice.

    4. OUTSIDE SERVICES. In the event that the providing party is required to retain outside consultant/contractor assistance to perform any of the services hereunder, the providing party shall first obtain the consent of the other party to such retention and the other party shall pay directly the fees of such consultant/contractor. The providing party shall not be held responsible for the performance of such consultant/contractor services and the other party assumes the risk thereof.

    5. CONTRACTUAL RELATIONSHIP. The relationship between PEI and PriceSmart under this Agreement shall be that of principal and agent in respect of the services to be performed hereunder. In no event is the relationship of the parties intended to be that of employer and employee and in no event is either party to be deemed or purported to be the partner or joint venturer of the other for any purpose whatsoever.

    6. TERM. The term of this Agreement shall expire on December 31, 1997; provided, however, that each party shall have the right, upon fourteen (14) days advance notice to the other, to terminate all or part of the services it performs hereunder. Upon the termination of all services, payment therefor and payment of all consultants/contractors, this Agreement shall terminate.

    7. LIMITATION OF LIABILITY. Neither party shall have any liability whatsoever to the other party or to any third party for any loss, liability, damage, cost or deficiency (collectively, "Losses"), or for any claim for Losses, including, without limitation, Losses or claims for personal injury, death or property damage, warranty, tort or products liability, resulting from, caused by or arising out of a party's performance under this Agreement except for claims arising out of the negligence or willful default or breach of such party hereunder. In no event shall any party have liability to the other party or to any third party for indirect, special or consequential damages or loss of profits (except with respect to its willful default or breach), or for punitive damages for any reason whatsoever.

    8. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To PriceSmart:

              PriceSmart, Inc.
              4649 Morena Boulevard
              San Diego, California  92117
              Attention: Robert M. Gans


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         To PEI:

              Price Enterprises, Inc.
              4649 Morena Boulevard
              San Diego, California 92117
              Attention: Jack McGrory

    9. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (other than to an affiliate). Any purported assignment in violation of the provisions hereof shall be void.

    10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable California conflict of laws principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

    11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    12. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

    13. SEVERANCE. In the event that any provision of this Agreement is declared illegal, invalid or unenforceable or contrary to law, it shall not affect any other provision in the Agreement.

    14. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

    15. DISPUTES. Any disputes arising under this Agreement shall be resolved by binding arbitration in the manner contemplated by Section 9.13 of the Distribution Agreement, including the attorneys' fees provision referenced therein.


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    IN WITNESS WHEREOF, each of PEI and PriceSmart has caused this Agreement to be executed by its duly authorized officer as of the date first above written.


                                       PRICE ENTERPRISES, INC.


                                       By:
                                              -----------------------------
                                       Name:
                                              -----------------------------
                                       Title:
                                              -----------------------------




                                       PRICESMART, INC.



                                       By:
                                              -----------------------------
                                       Name:
                                              -----------------------------
                                       Title:
                                              -----------------------------


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